EXHIBIT 24

REGISTRATION RIGHTS AGREEMENT

by and among

THE WET SEAL, INC.

AND

THE HOLDERS SIGNATORY HERETO

Dated as of September 3, 2014

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 3, 2014, among those parties signatories hereto who purchased shares of Common Stock pursuant to the Securities Purchase Agreement dated September 3, 2014 (the “Holders”) and The Wet Seal, Inc., a Delaware corporation (the “Company”).

WHEREAS:

A. Pursuant to a Securities Purchase Agreement, the Holders purchased from the Company shares of Common Stock. The shares sold under the Purchase Agreement were sold only to “accredited investors” pursuant to a private placement under Section 4(a)(2) under the Securities Act of 1933, as amended.

B. In order to induce the Holders who are parties to the Securities Purchase Agreement to purchase shares of Common Stock, the Company issued warrants to such Holders;

C. The Company also decided to file a resale Registration Statement for the Holders to cover the resale of the shares of Common Stock purchased by the Holders and to cover the resale of the shares of Common Stock underlying the Warrants;

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.                  Definitions.

In addition to the terms defined elsewhere herein and the capitalized terms set forth in the Purchase Agreement that are not otherwise defined herein, which terms shall have the same meanings herein as in the Purchase Agreement, the following terms shall have the following meanings when used herein with initial capital letters:

“Advice” has the meaning set forth in Section 3(b).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or is under common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated”, “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” shall mean B. Riley & Co. LLC.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are permitted or required by any applicable law to close.

“Commission” means the Securities and Exchange Commission.

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“Common Stock” means (i) the Company’s shares of Series A common stock, par value $0.10 per share, and (ii) any share of capital into which Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company” has the meaning set forth in the Preamble and also includes the Company’s successors.

“Delay Notice” has the meaning set forth in Section 2(c).

“Delay Period” has the meaning set forth in Section 2(c).

“Effectiveness Period” has the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority

“Holder” or “Holders” has the meaning set forth in the Preamble. The Holder of a Warrant shall be deemed to be the Holder of Warrant Shares issuable with respect to such Warrant.

“Person” means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

“Purchase Agreement” or “Securities Purchase Agreement” means that certain Securities Purchase Agreement dated September 3, 2014 among the Company and the Holders.

“Prospectus” shall mean the prospectus included in a Resale Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Resale Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and, in each case, including all documents incorporated by reference therein.

“Registrable Securities” shall mean (i) shares of Common Stock issued to Holders pursuant to the Securities Purchase Agreement and Warrant Shares issued to the Holders upon the exercise of the Warrants, and (ii) any other securities issued as a result of, or in connection with, any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of the Common Stock or the Warrant referred to above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on the earliest to occur of: (a) the date on which a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been sold, transferred, disposed of in accordance with such Registration Statement; (b) the date on which such Registrable Securities shall have ceased to be outstanding; or (c) any date on which such Holder’s Registrable Securities are eligible for sale without registration pursuant to Rule 144 (or

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any successor provision) under the Securities Act and without volume limitations or other restrictions on transfer thereunder; or (d) the date on which such Registrable Securities have been sold to a third party and all transfer restrictions and restrictive legends with respect to such Registrable Securities are removed upon the consummation of such sale.

“Resale Registration” shall mean a registration effected pursuant to Section 2(a).

“Resale Registration Statement” shall mean a “resale” registration statement of the Company pursuant to the provisions of Section 2(a) which covers the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act, on Form S-3 (or if such form is not available, any other appropriate available form) under the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer” means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security or any transfer upon any merger or, consolidation) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a Transfer.

“Warrants” means the Warrants issued to the Holders pursuant to the Securities Purchase Agreement.

“Warrant Shares” means the Common Stock issued or issuable to the Holders upon the exercise of any of the Warrants.

2.                  Resale Registration Statement.

(a)                Registration Requirement.

Subject to the last sentence of this paragraph, the Company shall prepare promptly and file with the Commission a Resale Registration Statement meeting the requirements of the Securities Act within four (4) Business Days following the earliest to occur of (i) the date the “Per Share Price” is determined in accordance pursuant to Section 1(a) of the Securities Purchase Agreement and (ii) the date of the Company’s receipt of an Election Notice (as such term is defined in Section 1(b) of the Securities Purchase Agreement), and will use its commercially reasonable best efforts to cause the Resale Registration Statement to be declared effective by the Commission as soon as practicable thereafter and in any event not later than ninety (90) days after such filing. The Company shall not be obligated to file a Resale Registration Statement and to have it declared effective within the time periods set forth in the

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first sentence of this Section 2(a) in the event of a termination of the Securities Purchase Agreement by the Company pursuant to Section 10(b)(ii), 10(b)(iii) or 10(b)(v) of the Securities Purchase Agreement.

(b)               Effectiveness Requirement.

The Company agrees to use its commercially reasonable best efforts to keep the Resale Registration Statement continuously effective and the Prospectus usable for resales for a period commencing on the date that such Resale Registration Statement is initially declared effective by the Commission and terminating on the date when all of the Registrable Securities covered by such Resale Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”); provided, however, the Company is permitted to suspend sales of the Registrable Securities during any Delay Period.

(c)                Delay Period.

The term “Delay Period” means, with respect to any obligation to file any Resale Registration Statement or to keep any Resale Registration Statement or Prospectus usable for resales pursuant to this Section 2, the shortest period of time determined in good faith by the Company’s Board of Directors to be necessary when there exist circumstances relating to a material pending development, including, but not limited to, a pending or contemplated material acquisition or merger or other material transaction or event, which would require additional disclosure by the Company in such Resale Registration Statement or Prospectus of previously non-public material information which the Company determines in good faith upon the advice of counsel that it has a bona fide business purpose for keeping confidential and non-public and the non-disclosure of which in such Resale Registration Statement or Prospectus might cause such Resale Registration Statement or Prospectus to fail to comply with applicable disclosure requirements or if the Company becomes ineligible to use the registration form on which the Resale Registration Statement is filed and declared effective (such circumstances, “Delay Circumstances”). A Delay Period shall commence on and include the date that the Company gives written notice (a “Delay Notice”) to the Holders that it is delaying the filing of the Resale Registration Statement or that the Prospectus is no longer usable as a result of such Delay Circumstances and shall end on the date when the Holders are advised in writing by the Company that the current Delay Period has terminated (it being understood that the Company shall give such notice to all Holders promptly upon making the determination that the Delay Period has ended). If as a result of the circumstances giving rise to the Delay Period the Prospectus included in the Resale Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised Prospectus (or a URL link thereto) with the notice to the Holders advising them that the Delay Period has terminated. Notwithstanding anything herein to the contrary the Company is only entitled to three (3) Delay Periods having durations of not more than twenty (20) days each during any consecutive 12 month period, and not to exceed more than forty-five (45) days in the aggregate in any consecutive 12 month period, and in no event shall the Company be entitled to any Delay Period with respect to the filing of the initial Resale Registration Statement pursuant to the first sentence of Section 2(a) that would delay the filing of such initial Resale Registration Statement by more than five (5) Business days. A Delay Period may not commence if a prior Delay Period has terminated within the previous 30 days or if three Delay Periods have occurred during the

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consecutive 12 month period ending on the date that the Company gives notice that a Delay Period has commenced. The Company covenants and agrees that it will not deliver a Delay Notice with respect to a Delay Period unless the Company’s executive officers and directors and their affiliates are also prohibited by the Company for the duration of the Delay Period from effecting any public sales of shares of Common Stock beneficially owned by them.

(d)               Notice.

The Company will, in the event a Resale Registration Statement is declared effective, notify each such Holder as promptly as practicable, and in any event no later than the next Business Day, when such Resale Registration Statement has become effective and take such other actions as are reasonably necessary to permit resales of the Registrable Securities, including providing to each Holder a reasonable number of copies of the Prospectus which is a part of such Resale Registration Statement as is requested by such Holder. The Company further agrees to supplement or amend the Resale Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Resale Registration Statement or by the Securities Act or by any other rules and regulations thereunder for registrations, and the Company agrees to notify the Holders of Registrable Securities of any such supplement or amendment promptly after its being used or filed with the Commission.

(e)                Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.

If (i) the Resale Registration Statement when declared effective fails to register the entire amount of the shares of Common Stock issued to Holders pursuant to the Securities Purchase Agreement and the Warrant Shares issued to the Holders upon exercise of the Warrants (a “Registration Failure”), (ii) a Resale Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the Commission on or before the applicable filing deadline provided for in Section 2(a) (a “Filing Failure”) or (B) not declared effective by the Commission on or before the applicable deadline provided for in Section 2(a), (an “Effectiveness Failure”), (iii) on any day after the applicable Effective Date, sales of all of the Registrable Securities required to be included on such Resale Registration Statement cannot be made as provided for in this Agreement (other than during an allowable Delay Period) pursuant to such Resale Registration Statement (a “Maintenance Failure”) or (iv) if a Resale Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, and the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the 1934 Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (a “Current Public Information Failure”) as a result of which any of the Holders are unable to sell Registrable Securities without restriction under Rule 144 (including, without limitation, volume restrictions) then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Company shall pay to each holder of Registrable Securities relating to such Resale Registration Statement an amount in cash equal to (x) one percent (1.0%) of the aggregate Commitment Amount (as such term is defined

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in the Securities Purchase Agreement) of such Holder’s Registrable Securities for the first month, or part thereof, that : (i) a Registration Failure shall continue, (ii) a Filing Failure shall continue; (iii) an Effectiveness Failure shall continue; (iv) a Maintenance Failure shall continue; (v) a Current Public Information Failure shall continue and (y) two percent (2.0%) of the aggregate Commitment Amount (as such term is defined in the Securities Purchase Agreement) of such Holder’s Registrable Securities, for each month, or part thereof after such first month that: (i) a Registration Failure continues (prorated for periods totaling less than thirty days)until such Registration Failure is cured; (ii) a Filing Failure continues (prorated for periods totaling less than thirty days) until such Filing Failure is cured; (iii) an Effectiveness Failure continues (prorated for periods totaling less than thirty days) until such Effectiveness Failure is cured; (iv) a Maintenance Failure continues (prorated for periods totaling less than thirty days) until such Maintenance Failure is cured; and (v) a Public Information Failure continues (prorated for periods totaling less than thirty days) until such Public Information Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(e) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the dates set forth above and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full. Notwithstanding anything to the contrary contained herein, (i) Registration Delay Payments shall cease to accrue when all of the Registrable Securities may be sold pursuant to Rule 144 without any restrictions or limitations, (ii) in no event shall the aggregate amount of all Registration Delay Payments (without regard to any accrued interest thereon in accordance with the preceding sentence) paid to a Holder exceed an amount equal to 10% of the aggregate amount such Holder paid for the shares of Common Stock issued to such Holder pursuant to the Securities Purchase Agreement and the Warrant Shares issued to such Holder upon exercise of the Warrants, (iii) no single event or failure shall give rise to more than one type of Registration Delay Payment or (iv) if a Holder would be required to be named as an “underwriter” in the Resale Registration Statement by the Commission and such Holder elects not to include any Registrable Securities of such Holder in the Resale Registration Statement, or such Holder’s Registrable Securities are not included in the Resale Registration Statement at Holder’s determination, or as a result of Holder’s failure to comply with Section 3(b) of this Agreement, no Registration Delay Payments shall accrue with respect to such Registrable Securities of such Holder.

3.                  Registration Procedures.

(a)                Obligations of the Company.

In connection with its obligations under Section 2 with respect to the Resale Registration Statement, the Company shall:

                                              (i)                   prepare and file with the Commission a Resale Registration Statement as prescribed by Section 2(a) within the relevant time period specified in Section 2(a) on Form S-3 (or if such form is not available, any other appropriate available form), which form shall (A) be available for the resale of the Registrable Securities by the selling Holders thereof and (B) comply as to form in all material respects with the requirements of the

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applicable form and include all financial statements required by the Commission to be filed therewith; the Company shall use its commercially reasonable best efforts to cause such Resale Registration Statement to become effective and remain effective and the Prospectus usable for resales in accordance with Section 2, subject to the proviso contained in Section 2(b), as applicable; provided, however, that, no fewer than three (3) calendar days before filing the Resale Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders covered by such Resale Registration Statement and their counsel a reasonable opportunity to review copies of such documents as proposed to be filed; and provided further, however, the Plan of Distribution disclosed in the Resale Registration Statement shall be substantially in the form attached hereto as Exhibit B, with such changes as the Company and Holders of a majority of interest of the Registrable Securities may agree;

                                            (ii)                   prepare and file with the Commission such amendments (including post effective amendments) to any Resale Registration Statement as may be necessary to keep such Resale Registration Statement effective for the Effectiveness Period, subject to the proviso contained in Section 2(b) and cause each Prospectus to be supplemented, if so determined by the Company or requested by the Commission, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force), under the Securities Act; respond as promptly as reasonably possible to any comments received from the Commission with respect to such Resale Registration Statement, or any amendment, post-effective amendment or supplement relating thereto; and as promptly as reasonably possible, upon request, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Resale Registration Statement; and comply in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all Registrable Securities covered by such Resale Registration Statement during the Effectiveness Period in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement;

                                          (iii)                   register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder shall reasonably request in writing, keep each such registration or qualification effective during the Effectiveness Period and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(a)(iii), (B) file any general

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consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (C) subject itself to taxation in any such jurisdiction if it is not then so subject;

                                          (iv)                   promptly notify each Holder and promptly confirm such notice in writing, if such notice was verbally given, (A) when the Resale Registration Statement covering such Registrable Securities has become effective and when any post effective amendments thereto become effective, (B) of the receipt of any comments from the Commission with respect to any such Resale Registration Statement, (C) of any request by the Commission or any other federal or state securities authority for amendments or supplements to such Resale Registration Statement or Prospectus or for additional information after such Resale Registration Statement has become effective, (D) of the issuance or threatened issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Resale Registration Statement or the qualification of the Registrable Securities in any jurisdiction described in Section 3(a)(iii) or the initiation of any proceedings for that purpose, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) of the happening of any event or the failure of any event to occur or the discovery of any facts, during the Effectiveness Period, which makes any statement made in such Resale Registration Statement or the related Prospectus untrue in any material respect or which causes such Resale Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (G) when a Prospectus or Prospectus Supplement or post-effective amendment to such Resale Registration Statement is proposed to be filed;

                                            (v)                   use its commercially reasonable best efforts to prevent the entry of any stop order or other suspension of effectiveness of any Resale Registration Statement, or if entered, to obtain the withdrawal of any such stop order or to avoid the issuance of, or, if issued, obtain the withdrawal of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest possible moment;

                                          (vi)                   furnish to each Holder, upon written request and without charge, one conformed copy of the Resale Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested) promptly after the filing of such documents with the Commission, and additional conformed copies of such Resale Registration Statement as such Holder may reasonably request;

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                                        (vii)                   promptly deliver to each selling Holder, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) as such Holder from time to time may reasonably request (it being understood that the Company consents to the use of the Prospectus by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus), such other documents incorporated by reference therein and any exhibits thereto as such selling Holder from time to time may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder;

                                      (viii)                   as soon as practicable after the resolution of any matter or event specified in Sections 3(a)(iv)(B), 3(a)(iv)(C), 3(a)(iv)(E) and 3(a)(iv)(F) (subject to the proviso contained in Section 2(b)), prepare and file with the Commission a supplement or post-effective amendment to the Resale Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document, and provide revised or supplemented Prospectuses to the Holders so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                          (ix)                   reasonably cooperate with each Holder of Registrable Securities covered by a Resale Registration Statement and its counsel in connection with any filings required to be made with FINRA;

                                            (x)                   use its commercially reasonable best efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

                                          (xi)                   cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Resale Registration Statement and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request;

                                        (xii)                   from and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities that are not Registrable Securities in the Resale Registration Statement under Section 2(a) hereof or any amendment or supplement thereto without the consent of the holders of a majority in interest of the Registrable Securities;

                                      (xiii)                   not identify any Holder as an “underwriter” in any public disclosure or filing with the Commission or any listing exchange without the prior

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written consent of such Holder (it being understood, that if the Company is required to name such Investor as an “underwriter” in such Resale Registration Statement by the Commission (after a good faith discussion with the Commission to lift such requirement, including, without limitation, any reduction in the number of Registrable Securities of such Holder to be registered on such Registration Statement (to the extent necessary to lift such requirement)), such Holder shall have the option of electing to exclude all such Registrable Securities from such Resale Registration Statement or to be named as an “underwriter” in such Resale Registration Statement); provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Exhibit B in the Resale Registration Statement; and

                                      (xiv)                   notwithstanding any other provision of this Section 3(a), if the Company becomes ineligible to use the registration form on which the Resale Registration Statement is filed and declared effective pursuant to Section 2(a), thereby precluding any Holder from using the related Prospectus, the Company shall use its commercially reasonable best efforts to prepare and file either a post effective amendment to the Resale Registration Statement to convert such registration statement to, or a new Resale Registration Statement on, another registration form which the Company is eligible to use within thirty (30) days after the date that the Company becomes ineligible, provided such other registration form shall be available for the sale of the Registrable Securities by the selling Holders thereof and such amended or new Resale Registration Statement shall remain subject in all respects to the provisions of this Section 3(a).

(b)               Holders’ Obligations.

                                              (i)                   Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event specified in Sections 3(a)(iv)(B), 3(a)(iv)(C), 3(a)(iv)(E), 3(a)(iv)(F) or any Delay Notice, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Resale Registration Statement at issue until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(viii) or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

                                            (ii)                   Each Holder agrees that the Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to it such information regarding such seller specified in Exhibit A

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or as may otherwise be required by the staff of the Commission to be included in the applicable Resale Registration Statement, the Company may exclude from such registration the Registrable Securities of any seller who fails to furnish such information which is not otherwise readily available to the Company within five (5) Business Days after receiving such request, and the Company shall have no obligation to register under the Securities Act the Registrable Securities of a seller who so fails to furnish such information.

                                          (iii)                   Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act, as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Resale Registration Statement.

4.                  Registration Expenses.

All Registration Expenses will be borne by the Company whether or not the Resale Registration Statement becomes effective. “Registration Expenses” means all fees and expenses incident to the performance of, or compliance with, this Agreement by the Company, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with securities or “blue sky” laws (including, without limitation, fees and disbursements of counsel for the selling Holders in connection with “blue sky” qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of the Registrable Securities being sold may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, only if such security is currently traded on an established trading market, and of printing Prospectuses if the printing of Prospectuses is requested by the Holders of a majority of the Registrable Securities included in the Resale Registration Statement), (iii) fees and disbursements of counsel for the Company and one single special counsel for the Holders, (iv) all fees and expenses of listing the Registrable Securities on the NASDAQ Stock Market, and (v) fees and expenses of all other Persons retained by the Company in connection with this Agreement; provided, however, that Registration Expenses shall not include fees and expenses of any counsel for the Holders except as provided in clause (iii) above and any local counsel that are not included in the definition of Registration Expenses nor shall it include underwriting fees, discounts or commissions relating to the offer and sale of Registrable Securities which shall be borne by the Holders included in such registration pro rata in proportion to the number of Registrable Securities of such Holder included in such registration. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.

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5.                  Indemnification.

(a)                Indemnification by the Company.

The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder whose Registrable Securities are registered pursuant to this Agreement, the officers, directors, agents, members, partners, limited partners and employees of each of them, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents, members, partners, limited partners and employees of any such controlling Person, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, the costs of investigation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company will not be liable to any Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus if either (A) (i) after receiving copies thereof from the Company, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the Person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; or (B) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, and, after receiving copies thereof from the Company, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Losses arise. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder or any officer, director, agent or employee of such Holder.

(b)               Indemnification by Holders of Registrable Securities.

In connection with any Resale Registration Statement in which a Holder is participating, such Holder will furnish to the Company in writing such information concerning the Holder as the Company reasonably requests concerning such Holder for use in connection with any Resale Registration Statement or Prospectus and will severally and not jointly indemnify, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, from and against any and all Losses arising out of or based upon (i) any disposition of Registrable Securities after receiving notice of a Delay Period and prior to receiving Advice under Section 3(b)(i) that use of the Prospectus may be resumed or (ii) any untrue statement of a material fact contained in any Registration Statement, Prospectus

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or preliminary Prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is finally judicially determined by a court of competent jurisdiction to have been contained in any information so furnished in writing by such Holder to the Company expressly for use in such Resale Registration Statement or Prospectus and to have been relied upon by the Company in the preparation of such Registration Statement, Prospectus or preliminary Prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any officer, director, agent or employee of the Company. In no event will the liability of any selling Holder under this Section 5(b) be greater in amount than the excess of the amount by which the total price at which the Registrable Securities sold by such Indemnifying Party and distributed to the public pursuant to the Resale Registration Statement (net of all related expenses) is over the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c)                Conduct of Indemnification Proceedings.

If any Person shall become entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any action or proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any obligation or liability except to the extent that it shall be finally determined by a court of competent jurisdiction that the Indemnifying Party has been prejudiced materially by such failure.

An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to the Indemnified Party in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel (and one local counsel in each applicable jurisdiction) shall be at the expense of the Indemnifying Party).

The Indemnifying Party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any Indemnified

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Party is or could be a party and as to which indemnification or contribution could be sought by such Indemnified Party under this Section 5, unless such judgment, settlement or other termination includes, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder and shall not include a statement as to the admission of fault or culpability of the Indemnified Party.

(d)               Contribution.

If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party under Section 5(a) or 5(b) hereof in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then each applicable Indemnifying Party, in lieu of or in addition to indemnifying such Indemnified Party, as applicable, will, jointly and severally, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party or Indemnifying Parties, on the one hand, and such Indemnified Party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include, subject to any limitations set forth in Section 5(c), any reasonable legal or other fees or expenses incurred by such party in connection with any action or proceeding to the extent such party would have been indemnified for such fees and expenses if the indemnification provided for in this Section 5(d) was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), an Indemnifying Party that is a selling Holder will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnifying Party and distributed to the public pursuant to the applicable Resale Registration Statement (net of all related expenses) exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity, contribution and expense reimbursement obligations of a party hereunder will be in addition to any liability such party may otherwise have hereunder or otherwise.

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6.                  Miscellaneous.

(a)                Reporting.

With a view to making available to the Holders the benefits of Rule 144 or any other similar rule or regulation of the Commission that may at the time permit the Holders to sell securities of the Company to the public without registration, for so long as the Holders continue to own Registrable Securities, the Company shall use commercially reasonable efforts to:

                                              (i)                   Make and keep public information available, as those terms are understood and defined in Rule 144, and file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                                            (ii)                   Furnish to each Holder, for so long as the Holder owns Registrable Securities, promptly upon request, a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

(b)               Remedies.

In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

(c)                Amendments and Waivers.

                                              (i)                   The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the then-outstanding Registrable Securities; provided, however, if the foregoing adversely and disproportionately impacts a particular Holder, as compared to the other Holders, such amendment, modification, supplement, waiver or consent shall require the consent of such affected Holder. If the Company pays consideration to any Holder in connection with obtaining an amendment, modification, supplement, waiver or consent under this Agreement, the Company shall offer to pay such consideration to all other Holders.

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                                            (ii)                   Any amendment or waiver effected in accordance with this Section 6(c) shall be binding upon each holder of Registrable Securities at the time outstanding, each future Holder of all such securities, and the Company.

                                          (iii)                   No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

(d)               Notices.

All notices, requests and other communications to either party hereunder must be in writing (including telecopy or similar writing) and must be given:

                                              (i)                   if to a Holder, to the address set forth opposite such Holder’s name on the signature pages hereto, with a copy to such additional party as indicated on such page.

                                            (ii)                   If to the Company, to:

The Wet Seal, Inc.
26972 Burbank
Foothill Ranch, California 92610
Facsimile No. (949) 699-4825
Attention: Steven Benrubi, Chief Financial Officer

with a copy to:

Paul Hastings LLP
695 Town Center Drive, 17th Floor
Costa Mesa, California 92626
Facsimile No. (714) 668-6264
Attention: Stephen D. Cooke, Esq.

or such other address or telecopier number as such Person may hereafter specify by written notice to the other parties hereto given five (5) days prior to the effectiveness of such change. Each such notice, request or other communication will be effective only when actually delivered at the address specified in this Section 6(d), if delivered prior to 5 p.m. (local time) and such day is a Business Day, and if not, then such notice, request or other communication will not be effective until the next succeeding Business Day. Written confirmation of receipt (A) given by the recipient of such notice or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a reputable overnight delivery service.

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(e)                Owner of Registrable Securities.

The Company will maintain, or will cause its registrar and transfer agent to maintain, a stock book with respect to the Common Stock, in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the Person in whose name Registrable Securities are registered in the stock book of the Company as the owner thereof for all purposes, including, without limitation, the giving of notices under this Agreement.

(f)                Successors and Assigns.

Subject to this paragraph (f), this Agreement will inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and will inure to the benefit of each of the Holders. The Company may not assign its rights or obligations hereunder. Holders may not assign their rights and obligations under this Agreement; provided, however, that a Holder may assign its rights and obligations under this Agreement to a third party in connection with any transfer of Registrable Securities (a “Permitted Transferee”). Notwithstanding the foregoing, no Permitted Transferee shall be entitled to any of the transferring Holder’s rights under this Agreement unless and until such Permitted Transferee shall have acknowledged in writing its acceptance of such Holder’s obligations hereunder.

(g)               Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile counterpart signatures shall be acceptable. This Agreement will become effective when each party hereto receives a counterpart hereof signed by the other party hereto.

(h)               Headings.

The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to limit or affect the meaning or interpretation of this Agreement. All references herein to “Sections” shall refer to corresponding provisions of this Agreement unless otherwise expressly noted.

(i)                 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without giving effect to the principles of conflict of laws thereof that would cause the application of the laws of any other jurisdiction.

(j)                 Jurisdiction; Consent to Service of Process.

Each party hereby irrevocably submits, for itself and its property, to the non−exclusive jurisdiction of the Supreme Court of the State of New York located in New York, New York in the Borough of Manhattan or the United States District Court for the Southern District of New York, and any appellate court from any such court (as applicable, a “New York

18

Court”), in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

(k)               WAIVER OF JURY TRIAL.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(k).

(l)                 Severability.

The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

(m)             Entire Agreement.

This Agreement constitutes the entire understanding and agreement among the parties relating to the subject matter hereof and supersedes any and all prior agreements, representations or understandings, both written and oral, with respect to the subject matter

19

hereof. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

(n)               No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(o)               Third Party Beneficiaries.

This Agreement and all of its provisions and conditions are for the benefit of the parties to this Agreement, any Permitted Transferee and solely with respect to the provisions of Section 5 hereof, any Indemnified Party.

(p)               Termination.

This Agreement shall terminate on the date on which there cease to be any Registrable Securities outstanding. The provisions of Section 5 and Section 6(o) shall survive the termination of this Agreement.

(q)               Independent Nature of Holders’ Obligations and Rights.

The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(r)                 No Inferences.

Nothing in this Agreement shall create any inference that any Purchaser is required to register any securities of the Company for resale under the Securities Act, other than the Common Stock issuable pursuant to the Purchase Agreement and the Warrant Shares.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Wet Seal, Inc.

By:
Name:
Title:

S-1

[ ]
By:
Name:
Title:

Address for Notice:

S-2

[ ]
By:
Name:
Title:

Address for Notice:
S-3

[ ]
By:
Name:
Title:

Address for Notice:

S-4

[ ]
By:
Name:
Title:

Address for Notice:

S-5

EXHIBIT A

Affidavit

By executing the signature line(s), the undersigned hereby certifies that he/she/it is the principal beneficial owner of the securities of the Company set forth below.

The undersigned certifies that it (i) is the sole beneficial owner of the securities of the Company set forth below, or (ii) if not the sole beneficial owner of the securities set forth below, shares beneficial ownership of the securities set forth below with the additional signatories set forth below.

The undersigned understands that to be granted rights under the Agreement, it must fill in the information on this form and return it to the Company, at the address set forth in Section 6(d)(ii) of the Agreement.

SUBMISSION OF THIS AFFIDAVIT WILL ENTITLE THE UNDERSIGNED TO RIGHTS UNDER THE AGREEMENT BUT THESE RIGHTS ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT.

Class of Securities of the Company Which the Undersigned Beneficially Owns:	__________________________________
Number of Securities of the Company Which the Undersigned Beneficially Owns:	___________________________________

Name of Beneficial Owner:	________________________________________

By:	________________________________________ Authorized Representative
Name:
Title:

If more than one beneficial owner:

Name of Other Beneficial Owner:	______________________________________

By:	______________________________________ Authorized Representative
Name:
Title:

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EXHIBIT B

PLAN OF DISTRIBUTION

We are registering issued and outstanding shares of common stock for resale and, the resale of shares of common stock to be issued upon exercise of the Company’s warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

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•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the

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shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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